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                                                             Exhibit (23)(h)(19)

                                FORM OF AMENDMENT
                                       TO
                    SUB-TRANSFER AGENCY AND SERVICE AGREEMENT

     This amendment (the "Amendment") to Sub-Transfer Agency and Service Agreement is made as of the 30th day of April 2008, by and between NYLIM Service Company LLC and Boston Financial Data Services, Inc.

     WHEREAS, the parties hereto have entered into a Sub-Transfer Agency and Service Agreement (the "Agreement") dated as of October 1, 2005, as amended; and

     WHEREAS, the parties hereto wish to amend Schedule A of the Agreement in order to revise the list of funds covered by the Agreement.

     NOW, THEREFORE, for good and adequate consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Amendment of Schedule A. Schedule A of the Agreement is hereby amended by deleting it in its entirety and replacing it with the Schedule A attached hereto.

2. Except as modified hereby, the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

BOSTON FINANCIAL DATA SERVICES, INC.


By:
   --------------------------------
    Name:
    Title:


NYLIM SERVICE COMPANY LLC


By:
   --------------------------------
    Name: Robert E. Brady
    Title: President

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                                   SCHEDULE A
                                      FUNDS
                             (AS OF APRIL 30, 2008)

MainStay 130/30 Core Fund
MainStay 130/30 Growth Fund
MainStay 130/30 High Yield Fund
MainStay 130/30 International Fund
MainStay All Cap Growth Fund
MainStay Capital Appreciation Fund
MainStay Common Stock Fund
MainStay Equity Index Fund
MainStay Large Cap Growth Fund
MainStay MAP Fund
MainStay Mid Cap Growth Fund
MainStay Mid Cap Opportunity Fund
MainStay Mid Cap Value Fund
MainStay S&P 500 Index Fund
MainStay Small Cap Growth Fund
MainStay Small Cap Opportunity Fund
MainStay Small Cap Value Fund
MainStay High Yield Corporate Bond Fund
MainStay Total Return Fund
MainStay Global High Income Fund
MainStay International Equity Fund
MainStay Convertible Fund
MainStay Conservative Allocation Fund
MainStay Growth Allocation Fund
MainStay Moderate Allocation Fund
MainStay Moderate Growth Allocation Fund
MainStay Value Fund
MainStay Institutional Bond Fund
MainStay Principal Preservation Fund
MainStay Cash Reserves Fund
MainStay Diversified Income Fund
MainStay Floating Rate Fund
MainStay Government Fund
MainStay Short Term Bond Fund
MainStay Tax Free Bond Fund
MainStay Income Manager Fund
MainStay Balanced Fund
MainStay Intermediate Term Bond Fund
MainStay Money Market Fund
MainStay Indexed Bond Fund
MainStay Large Cap Opportunity Fund
MainStay Growth Equity Fund

MainStay Retirement 2010 Fund
MainStay Retirement 2020 Fund
MainStay Retirement 2030 Fund
MainStay Retirement 2040 Fund
MainStay Retirement 2050 Fund

MainStay ICAP Equity Fund
MainStay ICAP Select Equity Fund
MainStay ICAP International Fund
MainStay ICAP Global Fund